As filed with the Securities and Exchange Commission on January 9, 2008

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON D.C. 20549
____________________________

FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 _____________________________

ARK DEVELOPMENT, INC.

(Name of small business issuer in its charter)

Nevada	1311	20-5965988
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or	Classification Code Number)	Identification No.)
Organization)

4225 New Forrest Drive Plano, Texas 75093 (972) 612-7455

(Address and telephone number of principal executive offices and principal place of business)

Noah Clark, President Ark Development, Inc. 4225 New Forrest Drive Plano, Texas 75093 (972) 612-7455 (Name, address and telephone number of agent for service)

Copies to: Marc J. Ross, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 (212) 930-9700 (212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
_________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
_________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
_________

	CALCULATION OF REGISTRATION FEE

Title of each class of	Number of	Proposed	Proposed	Amount of
securities to be	Shares to be	maximum	maximum	registration fee
registered	registered	offering	aggregate
		price per	offering price
		share

Common Stock, $0.001	3,850,000	$0.03(1)	$115,500.00	$4.54
par value

Total Registration Fee	3,850,000	$0.03(1)	$103,500.00	$4.54

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 9, 2008

ARK DEVELOPMENT, INC. 3,850,000 Shares of Common Stock

     This prospectus relates to the sale of up to 3,850,000 shares of our common stock. This is the initial registration of shares of our common stock. The selling stockholders will sell the shares from time to time at $0.03 per share. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

     The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

     We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ , 2008.

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     You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

Table of Contents PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Ark” the “Company,” “we,” “us,” and “our” refer to Ark Development, Inc.

ARK DEVELOPMENT, INC.

We were incorporated in the State of Nevada on October 19, 2006 under the name Ark Development, Inc. Our principal business plan is to acquire small oil and gas leases, prepare a budget and attract investment from outside while retaining a small interest in the for of an additional royalty.

     We have been in the exploration stage since our formation in October 2006 and have realized minimal revenue from our planned operations. We are an exploration company focused on resource plays in The Barlett Shale near Grand Prairie, Texas located in Palo Pinto County. Our ability to emerge from the exploration stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives.

We have incurred losses since our inception. For the year ended October 31, 2007, we generated revenue of $0, and incurred net losses of $29,016. At October 31, 2007, we had a working capital surplus of $13,343 and an accumulated deficit of $34,016. Our auditors, in their report dated November 15, 2007, have expressed substantial doubt about our ability to continue as going concern.

There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.

We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future. Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.

Our principal offices are located at 4225 New Forrest Drive, Plano, TX 75093 and our telephone number is (972) 612-7455. We are a Nevada corporation.

Common stock outstanding before the offering………….	Prior to this Offering, we have 4,850,000 shares of
Common Stock outstanding.
Securities offered by the Selling Shareholders.…...…	Up to 3,850,000 shares of common stock.

This number represents 79.38% of our current
outstanding stock.

Common stock to be outstanding after the offering..…….		Up to 4,850,000 shares.
Use of proceeds	...................…………………	We will not receive any proceeds from the sale of the
common stock.
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Issuance of Securities to the Selling Stockholders

On January 5, 2007 we issued 600,000 shares of our common stock to twelve individuals at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On June 1, 2007 we issued 2,250,000 shares of our common stock to twenty-five non-US persons at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On March 31, 2007 we issued 500,000 shares of our common stock to five individuals at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On July 12, 2007 we issued 150,000 shares of our common stock to one individual at a price of $0.03 per share. These shares were issued in reliance on the exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.

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Summary Financial Information

( in thousands, except per share information)

Balance Sheet Information:

6

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We incurred net losses of $29,016 and $5,000 for the year ended October 31, 2007 and from October 9, 2006 (date of inception) to October 31, 2006, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated November 15, 2007, our independent auditors stated that our financial statements for the year ended December 31, 2006 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS.

We have received a limited amount of revenues from operations and have limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the exploration stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR EXPLORATION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you will lose your investment.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. CLARK OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND FIELD PERSONNEL HAVING EXPERIENCE IN OIL AND GAS EXPLORATION, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued services of Mr. Noah Clark, our President, CEO, Secretary/Treasurer and Principal Accounting Officer. Loss of the services of Mr. Clark could have a material adverse effect on our growth, revenues, and prospective business. In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

AS OUR PROPERTIES ARE IN THE EXPLORATION STAGE, THERE CAN BE NO ASSURANCE THAT WE WILL ESTABLISH COMMERCIAL DISCOVERIES ON OUR PROPERTIES.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

THE POTENTIAL PROFITABILITY OF OIL AND GAS VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

COMPETITION IN THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING THE LEASES.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the 8 proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

EXPLORATION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

EXPLORATORY DRILLING INVOLVES MANY RISKS AND WE MAY BECOME LIABLE FOR POLLUTION OR OTHER LIABILITIES WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. 9

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

DUE TO THE ADVERSE WEATHER CONDITIONS ASSOCIATED WITH THE STATE OF TEXAS, WE STAND THE RISK OF LOSINF OUR EQUIPMENT AND HAVING TO HALT OPERATIONS. SUCH WEATHER CONDITIONS, IN COMBINATION WITH THE OTHER VARIOUS RISKS ASSOCIATED WITH DRILLING FOR OIL AND GAS, COULD ALSO RESULT IN VARIOUS INJURIES/EXPOSURE TO OUR EMPLOYEES, WHICH MAY RESULT IN LIABILITY.

The state of Texas has extreme swings in weather patterns. Tornados and violent thunder storms could wreck our drilling equipment and cause workers sever injuries. Even if equipment is insured, replacing damaged rigs may be difficult and repairing them require many months. We will be required to carry heavy premiums for workers’ compensation to cover us against possible liability from natural causes and from the always present danger that is inherit with oil and gas drilling.

BECAUSE MANAGEMENT HAS LIMITED EXPERIENCE IN PETROLEUM EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officer and director does not have any technical training in the field of geology and specifically in the areas of exploration, development and operating one or more oil or gas wells. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. With no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Risks Relating to Our Common Stock:

THERE IS PRESENTLY NO MARKET FOR OUR COMMON STOCK. ANY FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulleting Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board under a symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

IF YOU PURCHASE SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The $0.03 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of 10 actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as us we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK .

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

EFFORTS TO COMPLY WITH RECENTLY ENACTED CHANGES IN SECURITIES LAWS AND REGULATIONS WILL INCREASE OUR COSTS AND REQUIRE ADDITIONAL MANAGEMENT RESOURCES, AND WE STILL MAY FAIL TO COMPLY.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements at the end of 2007. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES.

Until registered for resale, investors must bear the economic risk of an investment in the Shares for an indefinite period of time. Rule 144 promulgated under the Securities Act (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. However, our securities currently are not eligible for the Rule 144 exemption. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of December 31, 2007, we had 4,850,000 shares of common stock issued and outstanding and approximately 40 stockholders of record of our common stock.

Dividend Policy

     The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

      As of October 31, 2007, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of securities
	securities		remaining available
	to be issued upon	Weighted average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options,	options,	(excluding securities
	warrants and	warrants and	reflected in column
Plan category	rights	rights	(a)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Overview

Ark commenced oil and gas operations on November 13, 2006 with the purchase of an oil and gas leasehold interest in property located in the Barlett Shale near Grand Prairie, Texas. As part of its business model, the company seeks to identify acquire substantive acreage positions in these unconventional resource plays. The company looks for areas that have significant retained or induced permeability.

Our business plan is focused on a strategy for maximizing the long-term development of our drilling and exploration projects in the State of Texas. To date, execution of our business plan has largely focused on identifying a prospective commercially viable reserve of crude oil or natural gas.

Results of Operations for the Period from Inception through October 31, 2007

We have not earned any revenues from our incorporation on October 19, 2006 to October 31, 2007. We do not anticipate earning revenues until, if and when we drill, complete and produce from our first successful well.

We incurred operating expenses in the amount of $34,016 for the period from our inception on October 19, 2006 to October 31, 2007. These operating expenses were comprised of an impairment loss on oil & gas property of $10,000 and general and administrative expenses of $24,016.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Operations Plans

We have acquired approximately 160 net acres in the Barlett Shale in Palo Pinto County of Texas, near Grand Prairie, Texas, on which we have a 100% net revenue interest, which is a pure exploration play.

Thus far, our focus has been on technical and geological study and preparation for test well drilling. We plan the operations for remainder of 2007 to be focused on the drilling of one test well on the Grand Prairie property located in the Barnett Shale Zone to prove out the resources. The completion of this task will require additional capital beyond what we currently have on hand.

The key considerations in the established areas of the Barnett Shale are related primarily to operational and engineering issues (completion methods, production infrastructure, etc). Unless there is strong technical evidence of 14 a possible major undeveloped area, we are planning on investing only in the established production areas in the Barnett. A particular focus will be given to selecting projects that have short pipeline connection timeframes. The working interests achieved in these new projects will vary depending on the acreage tracts available and the business risks attributed to each project.

At the point that the test wells are complete, we plan to seek additional investment capital to sufficiently expand drilling operations on our initial Grand Prarie acreage to the seams not being exploited by the initial wells. Ark will undertake to maximize production from the initial wells while continuing to drill additional wells on new acreage that is acquired.

For the next twelve months that follow, we expect to pursue oil and gas operations on some or all of our property, including the acquisition of additional acreage through leasing, farm-ins or option and participation agreements in the drilling of oil and gas wells. We intend to continue to evaluate additional opportunities in areas where we feel there is potential for oil and gas reserves and production and may participate in areas other than those already identified, although we cannot assure that additional opportunities will be available, or if we participate in additional opportunities, that those opportunities will be successful.

Gas wells have production rates that naturally decline over time, and that decline must be replaced to maintain or increase total gas production. The US consumes about 22 tcf per year, and this is expected to grow to 25 tcf per year within 10 years.

Our current cash position is not sufficient to fund our cash requirements during the next twelve months, including operations and capital expenditures. We intend to seek joint ventures or obtain equity and/or debt financing to support our current and proposed oil and gas operations and capital expenditures. We cannot assure that continued funding will be available.

Our future financial results will depend primarily on (1) our ability to discover or produce commercial quantities of oil and gas; (2) the market price for oil and gas; (3) our ability to continue to source and screen potential projects; and (4) our ability to fully implement our exploration and development program with respect to these and other matters. We cannot assure that we will be successful in any of these activities or that the prices of oil and gas prevailing at the time of production will be at a level allowing for profitable production

We have not entered into commodity swap arrangements or hedging transactions. Although we have no current plans to do so, we may enter into commodity swap and/or hedging transactions in the future in conjunction with oil and gas production. We have no off-balance sheet arrangements.

Liquidity and Capital Resources

Net of fees at the close of the recent equity private placement we had $13,484 in available cash. We plan to continue to provide for our capital needs by issuing debt or equity securities.

We will require additional financing in order to complete our stated plan of operations for the next twelve months. We believe that we will require additional financing to carry out our intended objectives during the next twelve months. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. We currently have no firm commitments for any additional capital.

Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To date, we have generated minimal revenues and have incurred operating losses in every quarter. Our registered independent auditors have stated in their report dated November 15, 2007, that we are an early exploration company and have not generated revenues from operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis as the Company does not have any common stock equivalents outstanding as of October 31, 2007.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the 16 future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. As of October 31, 2007, the Company had a net operating loss carryforward of $34,016. The related deferred tax asset of approximately $11,900 has been fully offset by a valuation allowance due to the uncertainty of the Company being able to realize the benefit in future years.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

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BUSINESS

OVERVIEW

We were incorporated in the State of Nevada on October 19, 2006 under the name Ark Development, Inc. Our principal business plan is to acquire small oil and gas leases, prepare a budget and attract investment from outside while retaining a small interest in the for of an additional royalty.

     We have been in the exploration stage since our formation in October 2006 and have realized minimal revenue from our planned operations. We are an exploration company focused on resource plays in The Barlett Shale near Grand Prairie, Texas located in Palo Pinto County. Our ability to emerge from the exploration stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives.

THE NATURAL GAS INDUSTRY The Rise of Natural Gas

     Little more than a half-century ago, drillers seeking valuable crude oil bemoaned the discovery of natural gas, despite it being the most efficient and cleanest burning fossil fuel. Given the lack of transportation infrastructure at the time, wells had to be capped or the gas flared. As the U.S. economy expanded after World War II, the development of a vast interstate transmission system facilitated widespread consumption of natural gas in homes and business establishments. By 1970, natural gas consumption, on a heat-equivalent basis, had risen to three-fourths that of oil. But in the following decade, consumption lagged because of competitive inroads made by coal and nuclear power.

     The demand for natural gas rose sharply in the 1980’s, when consumers and businesses began to find more uses for it. After years as a low-value commodity, natural gas ascended into the spotlight as demand for the fuel to fire power plants, heat homes and serve as a chemical feedstock outstripped the petroleum industry's ability to tap new reserves. In the 1990’s, the popularity of natural gas as an economic and environmentally benign fossil fuel made it the fuel of choice for power generation.

     By the year 2000, the U.S. economy was thriving, fueled by cheap energy. To meet the growing need for electricity, U.S. utilities ordered 180,000 Megawatts of gas-fired power plants to be installed by 2005. This was, by far, the largest amount of power generation capacity ever installed in such a short period. As a result, the U.S. electricity supply margins and its economy became dependent on natural gas availability and price. Today, any new electricity capacity brought on line is generated by natural gas, rather than oil, coal, water or nuclear. This has prompted the National Petroleum Council to predict that electricity generation will be responsible for 47% of the increase in natural gas consumption between 1998 and 2010.

U.S. Dependency

     The United States currently depends on natural gas for approximately 23% of its total primary energy requirements. But with its commitment to the use of natural gas, particularly in the electricity sector, the U.S. now finds itself with a supply shortage at a time of increased demand.

     From 1990 through 2003, natural gas consumption in the United States increased by 14%. In 2004, was expected to increase by 1.1% due to increasing economic growth, the continuing rise in electricity demand, and below-average hydroelectric power levels in the Pacific Northwest. Demand growth in 2005 is expected to be flat as natural gas end-use prices remain high. Still, consumption is expected to increase at an average rate of 1.8% per year to 35 trillion cubic feet (Tcf) per year in 2025, from 22 Tcf in 2003 – a 50% increase over the next two decades. 18 The demand for natural gas is further influenced by the crude oil market. Although crude oil and natural gas are two separate commodities, their prices have historically been correlated at irregular intervals. Strong oil prices generally keep natural gas prices elevated because fuel oil is a possible substitute for natural gas. As the price of crude oil increases, some industries switch to natural gas. This is particularly true in the electricity sector.

The Supply Shortage

     Presently, the United States relies on three sources for its natural gas. Domestic production accounts for 80% of supply. Imports from Canada, mainly the western provinces of Alberta, British Columbia and Saskatchewan provide an additional 17%. Imports of liquefied natural gas make up the remainder.

     According to the Macro Energy Outlook 2006 a report produced by Simmons & Company, a recognized authority in the energy industry, domestic natural gas production was expected to decrease from 51.2 billion cubic feet per day (Bcfd) to 49.1 Bcfd in 2005, a decrease of 4%. This same report indicates that domestic production is expected to continue to decline over the next several years resulting in a production rate of 45.3 Bcfd by 2010, a decrease of 8% from 2005 levels. According to the report, high natural gas prices resulted in strong natural gas-directed drilling activity during 2005, however, an uncharacteristically harsh hurricane season in the U.S. Gulf Coast caused significant damage to production infrastructure in that area and had a large negative impact on natural gas production. Production is expected to continue to fall through 2010 despite high levels of industry activity. As indicated in Simmons & Company’s Macro Energy Outlook 2006, issued January 18, 2006, “While we expect domestic drilling activity to increase by 15% in 2006, we do not expect the rig fleet to grow rapidly enough to maintain current production levels.”

     According to the Energy Information Administration’s Annual Energy Outlook 2006, despite rising new natural gas well completions, high drilling rates are expected to only modestly improve U.S. domestic production levels to 21.2 Tcf by 2025. Many of the wells that have produced abundant quantities of natural gas since the 1980s and 1990s are in terminal decline, yielding rapidly diminishing returns. These waning reserves have not become readily apparent because the natural gas industry has been bringing new fields online in a frantic effort to keep production levels from dropping too rapidly. Unfortunately, newer plays tend to be smaller and are produced (and depleted) quickly in the effort to maintain overall production levels. Whereas the first year depletion rate of a typical new natural gas well drilled in 1997 was21%, in 2005 the rate was 30%, meaning that new wells are soon depleted and must be replaced. Since nearly half of the U.S. natural gas supply is coming from wells that have been drilled in the past five years, this declining trend is likely to continue.

Commodity Price Volatility

     Oil and natural gas prices are volatile and subject to a number of external factors. Prices are cyclical and fluctuate as a result of shifts in the balance between supply and demand for oil and natural gas, world and North American market forces, conflicts in middle eastern countries, inventory and storage levels, OPEC policy, weather patterns and other factors. OPEC supply curtailment, tensions in the middle east, increased demand in China and low North American crude stocks have kept crude oil prices high. Natural gas prices are greatly influenced by market forces in North America since the primary source of supply is contained within the continent. Market forces include the industry's ability to find new production and reserves to offset declining production, economic factors influencing industrial demand, weather patterns affecting heating demand and the price of oil for fuel switching.

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Seasonality

     The exploration for oil and natural gas reserves depends on access to areas where operations are to be conducted. Seasonal weather variations, including freeze-up and break-up affect access in certain circumstances. Natural gas is used principally as a heating fuel and for power generation. Accordingly, seasonal variations in weather patterns affect the demand for natural gas. Depending on prevailing conditions, the prices received for sales of natural gas are generally higher in winter than summer months, while prices are generally higher in summer than spring and fall months.

OUR PROPERTIES Texas - Barnett Shale

We believe that a major shift is unfolding in the recognition and commercialization of unconventional gas reservoirs. Specifically, commercial shale gas production in the United States is emerging as a cornerstone of the overall North American gas supply.

We have acquired a 100% working interest position in property located near Grand Prairie, Texas. To date, approximately 160 gross acres have been leased. One well was drilled on the land several years ago. At the time of drilling, oil and gas prices were extremely low and the operators determined that the well should be abandoned and proceeded to plug it. We have the choice of reworking, or unplugging) this well or twinning it.

The key considerations in the established areas of the Barnett are related primarily to operational and engineering issues (completion methods, production infrastructure, etc). Unless there is strong technical evidence of a possible major undeveloped area, we are planning on investing only in the established production areas in the Barnett. A particular focus will be given to selecting projects that have short pipeline connection timeframes. The working interests achieved in these new projects will vary depending on the acreage tracts available and the business risks attributed to each project.

COMPETITORS

     In the Barnett Shale area located in Texas, we compete with a number of larger well known oil and gas exploration companies such as Burlington Resources, Devon Energy, EOG Resources, Encana, Murphy Oil and Quicksilver Resources. Each of these companies has significant financial resources as well as specialized engineering expertise in the area which makes them formidable competitors. Due to the area’s significant potential upside, the Barnett Shale has recently attracted a great deal of interest from numerous other companies and it is expected that the competition for land, personnel and equipment will become more intense over the months and years ahead.

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GOVERNMENTAL REGULATIONS

     Our operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are or will be also subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

     Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. We plan to develop internal procedures and policies to ensure that our operations are conducted in full and substantial environmental regulatory compliance.

     Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

     We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the energy industry. We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

ENVIRONMENTAL

     Operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

     Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as closure of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

     Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as “hazardous wastes.” This reclassification would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on operating costs. Initiatives to further regulate the disposal of oil 21 and gas wastes are also proposed in certain states from time to time and may include initiatives at the county, municipal and local government levels. These various initiatives could have a similar adverse impact on operating costs.

     The regulatory burden of environmental laws and regulations increases our cost and risk of doing business and consequently affects our profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a “hazardous substance” into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims.

     It is also not uncommon for neighboring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term “hazardous substances.” At least two federal courts have held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act, or RCRA, which governs the generation, treatment, storage and disposal of “solid wastes” and “hazardous wastes,” certain oil and gas materials and wastes are exempt from the definition of “hazardous wastes.” This exemption continues to be subject to judicial interpretation and increasingly stringent state interpretation. During the normal course of operations on properties in which we have an interest, exempt and non-exempt wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes and implementing regulations are generated or have been generated in the past. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

     We have established guidelines and management systems to ensure compliance with environmental laws, rules and regulations. The existence of these controls cannot, however, guarantee total compliance with environmental laws, rules and regulations. We believe that the operator of the properties in which we have an interest is in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

RESEARCH AND DEVELOPMENT

To date, execution of our business plan has largely focused on acquiring prospective leases in the Barnett Shale area from which we intend to actively explore and build a production base from.

EMPLOYEES

     As of December 31, 2007, we had one full time employee, who was our President, Chief Financial Officer, Chief Operating Officer, Land Manager and our office manager. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

     We maintain our principal office at 4255 New Forrest Drive, Plano, Texas 75093. Our telephone number at that office is (972) 612-7455. Our current office space consists of approximately 135 square feet. These facilities are supplied to us at no cost by our sole officer and director. We anticipate that we will need additional office space and facilities in the near future as we hire additional personnel but we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

23

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of December 31, 2007 are as follows:

Name	Age	Position

Noah Clark	43	President, Treasurer, Chief Operating Officer, Chief
		Accounting Officer and Director

Executive Biographies

Noah Clark, Jr., our sole officer and director, is a self-employed businessman with over twenty years of experience in the energy sector. He has supplied consulting services for a variety of energy-related companies, both established and in the start-up phase. Mr. Clark has also been active in alternate energy opportunities. He attended East Carolina University majoring in Industrial Technology.

Board of Directors

Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Each of our directors currently receives no compensation for their service on our Board of Directors.

Code of Ethics.

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have not adopted such a code of ethics because all of management's efforts have been directed to building the business of the Company. A code of ethics may be adopted by the board of directors at a later date.

Committees of the Board of Directors.

We presently do not have any committees of the Board of Directors. However, our board of directors intends to establish various committees at a later time.

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EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

Name &	Year	Salary ($) Bonus	Stock	Option	Non-Equity	Change in	All	Total ($)
Principal	($)	Awards	Awards ($)	Incentive Plan	Pension Value	Other
Position	($)	Compensation	and Non-	Compen
($)	Qualified	sation
Deferred	($)
Compensation
Earnings ($)

Noah Clark,	2007	-	-	-	-	-	-	-	-
Principal
Executive
Officer

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards	Stock Awards

Name	Number	Number	Equity	Option	Option	Number	Market	Equity	Equity
of	of	Incentive	Exercise	Expirati	of Shares	Value	Incentive	Incentive
Securities	Securities	Plan	Price	on	or Units	of	Plan	Plan
Underlying	Underlying	Awards:	($)	Date	of Stock	Shares	Awards:	Awards:
Unexercised	Unexercised	Number	That	or	Number	Market
Options	Options	of	Have	Units	of	or Payout
(#)	(#)	Securities	Not	of	Unearned	Value
Exercisable	Unexercisable	Underlying	Vested	Stock	Shares,	of
Unexercised	(#)	That	Units or	Unearned
Unearned	Have	Other	Shares,
Options	Not	Rights	Units or
(#)	Vested	That	Other
($)	Have	Rights
Not	That
Vested	Have

(#)	Not Vested

($)

Noah Clark -

-

- -

- -

- -

-

Employment Agreements with Executive Officers

None

Director Compensation

     Our Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

     A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors did not received compensation for their services for the fiscal year ended October 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, since the beginning of 2006, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of December 31, 2007, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Name of	Number of Shares	Percentage
Title of Class	Beneficial Owner (1)	Beneficially Owned (2)	Ownership(2)

Common Stock	Noah Clark	500,000	10.31%

Common Stock	Jerry Capehart	500,000	10.31%

Common Stock	All Executive Officers and	500,000	10.31%
	Directors as a Group (1 person)

* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Ark Development, Inc., 4225 New Forrest Drive, Plano, TX 75093.

(2)	Applicable percentage ownership is based on 4,850,000 shares of common stock outstanding as of December 31, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have never had a disagreement with our accountants on accounting or financial disclosure.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share, As of the date of this Registration Statement, we had 4,850,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of the Company’s outstanding voting securities can elect all of the directors of the Company.

The payment by our company of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon the Company’s earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not paid any dividends since our inception and does not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

PREFERRED STOCK

As of the date of this Registration Statement, we are not authorized to issue preferred stock and we have no preferred stock issued and outstanding.

WARRANTS

As of the date of this Registration Statement, we have no warrants to purchase shares of common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Issuance of Securities to the Selling Stockholders

On January 5, 2007 we issued 600,000 shares of our common stock to twelve individuals at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On June 1, 2007 we issued 2,250,000 shares of our common stock to twenty-five non-US persons at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On March 31, 2007 we issued 500,000 shares of our common stock to five individuals at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder. 27

On July 12, 2007 we issued 150,000 shares of our common stock to one individual at a price of $0.03 per share. These shares were issued in reliance on the exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our directors and executive officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. Our bylaws further provide that the Board of Directors shall authorize the Corporation to pay or reimburse any present or former director or officer of the Corporation for any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if such officer is adjudicated to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. Furthermore, the Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

     No market currently exists for our shares. The price reflected in this prospectus of $0.03 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.12 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; privately negotiated transactions; and a combination of any such methods of sale.

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their 28 customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The $0.03 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

     The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. None of the selling stockholders are a broker-dealer or an affiliate of a broker dealer. None of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

	Number of Shares	Number of Shares Offered	Number of Shares Owned	Percentage of Common
Name of Selling Shareholder			After Completion of	Stock Owned After
	Owned Before Offering for Sale		Offering (1)	Completion of Offering (2)

Dean Plouffe	100,000	100,000	0	0%

Maureen Plouffe	100,000	100,000	0	0%

Jim Carr	100,000	100,000	0	0%

Bill Hagerty	100,000	100,000	0	0%

Jeff Anderson	100,000	100,000	0	0%

Gloria Jean Pringle	100,000	100,000	0	0%

Guy Cooley	100,000	100,000	0	0%

Kathleen Borger	100,000	100,000	0	0%

Brenda Oster	100,000	100,000	0	0%

Daryl Oster	100,000	100,000	0	0%

Dwight Borger	100,000	100,000	0	0%

Patria Carr	100,000	100,000	0	0%

Tim Kancer	100,000	100,000	0	0%

Jesse Larose	100,000	100,000	0	0%

Brian Skyrme	100,000	100,000	0	0%

Ted E. Wedemeyer, Jr.	100,000	100,000	0	0%

Stephen Mitchell	100,000	100,000	0	0%

Clive Benjafield	100,000	100,000	0	0%

Jerry T. Gallagher	50,000	50,000	0	0%

Andrew J. Cleminson	50,000	50,000	0	0%

Patricia Peters	50,000	50,000	0	0%

Roger Wateska	50,000	50,000	0	0%

Andrea Klusendorf	50,000	50,000	0	0%

Toby P. Oldstadt	50,000	50,000	0	0%

Vincent R. Hernandez	50,000	50,000	0	0%

Thomas G. Bacon	50,000	50,000	0	0%

Kari E. Oldstadt	50,000	50,000	0	0%

Sharon L. Dahlke	50,000	50,000	0	0%

Gregory Dahlke	50,000	50,000	0	0%

Cheryl M. Dahlke	50,000	50,000	0	0%

Edward F. Zwolinski, Jr.	50,000	50,000	0	0%

Susan Stauffacher	50,000	50,000	0	0%

Arek Zientak	50,000	50,000	0	0%

Jerzy Zientak	50,000	50,000	0	0%

Mark Weed	50,000	50,000	0	0%

Michelle Angle	50,000	50,000	0	0%

Mike Murray	100,000	100,000	0	0%

Karen Snyder	100,000	100,000	0	0%

Bill Hagerty	100,000	1,00,000	0	0%

Inge Kerster	100,000	100,000	0	0%

Inge Kerster FBO Amber Kerster	100,000	100,000	0	0%

Murray Snyder	100,000	100,000	0	0%

Todd Roberts	100,000	100,000	0	0%

Brian Howter	100,000	100,000	0	0%

Bruce J. Kerster	100,000	100,000	0	0%

Donald Murdock	150,000	150,000	0	0%

Rebecca Kerster	100,000	100,000	0	0%

(1)	Assumes that all securities registered will be sold.

(2)	Applicable percentage ownership is based on 4,850,000 shares of common stock outstanding as of December 31, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements for October 31, 2007, have been included herein in reliance upon the report of Madsen and Associates CPA’s, Inc., independent registered public accountant, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

     In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

ARK DEVELOPMENT, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of October 31, 2007	F-3
Statements of Operations for the year ended October 31, 2007, from
October 9, 2006 (date of inception) to October 31, 2006 and October 9, 2006
(date of inception) to October 31, 2007	F-4
Statements of Stockholders' Equity for the year ended October 31, 2007	F-5
Statements of Cash Flows for the year ended October 31, 2007, from
October 9, 2006 (date of inception) to October 31, 2006 and October 9, 2006
(date of inception) to October 31, 2007	F-6
Notes to Financial Statements	F-8 – F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ark Development, Inc. (an Exploration Stage Company)

We have audited the accompanying balance sheet of Ark Development, Inc. (an Exploration Stage Company) as of October 31, 2007, and the statement of operations, stockholders’ equity and cash flows for the year ended October 31, 2007 and for the period from inception (October 9, 2006) to October 31, 2007 and 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Ark Development, Inc. (an Exploration Stage Company) as of October 31, 2007, and the results of its operations and its cash flows for the year ended October 31, 2007 and for the period from inception (October 9, 2006) to October 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred a net loss of $34,016 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill it exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc. Salt Lake City, Utah January 8, 2008

     ARK DEVELOPMENT, INC. (AN EXPLORATION STAGE COMPANY) BALANCE SHEET

ASSETS
Oct 31,
2007

Current Assets:
Cash	$13,484

Total Assets	$13,484

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:	-

Total Current Liabilities	-

Stockholders' Equity (Deficit):
Common stock, $.001 par value; 50,000,000 shares authorized
4,850,000 shares issued and outstanding	4,850
Additional paid in capital	46,650
Stock subscription receivable	(4,000)
Deficit Accumulated during Exploration Stage	(34,016)

Total Stockholders' Equity (Deficit)	13,484

Total Liabilities and Stockholders' Equity (Deficit)	$13,484

F-3

	ARK DEVELOPMENT, INC.
	(AN EXPLORATION STAGE COMPANY)
	STATEMENTS OF OPERATIONS

	Year ended	From October 9, 2006	From October 9, 2006
	October 31,	(Date of inception)	(Date of inception)
	2007	to Oct 31, 2006	to Oct 31, 2007

Revenue:	$-	$-	$-

Total Revenue	-	-	-

Operating Expenses:
Impairment loss on oil & gas property	10,000	-	10,000
General & administrative	19,016	5,000	24,016

Total Operating Expenses	29,016	5,000	34,016

NET (LOSS)	(29,016)	(5,000)	(34,016)

Weighted Average Shares
Common Stock Outstanding	4,650,000	500,000

Net Loss Per Share
	$
(Basic and Fully Dilutive)	(0.01)	$(0.01)

F-4

     ARK DEVELOPMENT, INC. (AN EXPLORATION STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY

FROM OCTOBER 9, 2006 (DATE OF INCEPTION) TO OCTOBER 31, 2007

	Common Stock			Deficit
50,000,000 shares
authorized		Additional	Stock	accumulated
during
Share	Par Value	Paid-In	Subscription	Exploration
$.001 per
Issued	share	Capital	Receivable	Stage	Total

	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock in exchange for services at	500,000	500	4,500			5,000
$.01 per share October 2006
Net loss					(5,000)

	500,000	500	4,500	-	(5,000)	5,000

Issuance of common stock for cash at $.01 per share	650,000	650	5,850			6,500
December 2006
Issuance of common stock in exchange for Lease at	500,000	500	4,500			5,000
$.01 per share January 2007
Issuance of common stock for cash and stock	600,000	600	5,400	(4,000)		2,000
subscription receivable at $.01 per share February 2007
Issuance of common stock for cash at $.01 per share	450,000	450	4,050			4,500
March 2007
Issuance of common stock for cash at $.01 per share	100,000	100	900			1,000
April 2007
Issuance of common stock for cash at $.01 per share	1,700,000	1,700	15,300			17,000
May 2007
Issuance of common stock for cash at $.01 per share	200,000	200	1,800			2,000
June 2007
Issuance of common stock for cash at $.03 per share	150,000	150	4,350			4,500
July 2007
Net loss					(29,016)	(29,016)

	4,850,000	4,850	46,650	(4,000)	(34,016)	18,484

		F-5

ARK DEVELOPMENT, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

		From October 9, 2006	From October 9, 2006
	Year ended	(Date of inception)	(Date of inception)
	October 31,	October 31,	October 31,
	2007	2006	2007

Cash Flows Used in Operating Activities:
Net Loss	$(29,016)	$(5,000)	$(34,016)
Adjustments to reconcile net (loss) to net cash provided
by operating activites:
Issuance of stock for services rendered	-	5,000	5,000
Issuance of stock for Lease	5,000	-	5,000

Net Cash (Used in) Operating Activities	(24,016)	-	(24,016)

Cash Flows from Investing Activities:	-	-	-

Cash Flows from Financing Activities:
Issuance of common stock for cash	37,500	-	37,500

Net Cash Provided by Financing Activities	37,500	-	37,500

Net Increase (Decrease) in Cash	13,484	-	13,484

Cash at Beginning of Year	-	-	-

Cash at End of Year	$13,484	$-	$13,484

Non-Cash Investing & Financing Activities
Issuance of stock for management services rendered	$-	$5,000	$5,000
Issuance of stock for Lease	$5,000	$-	$5,000
Issuance of stock for Sock Subscription Receivable	$4,000	$-	$4,000

F-6

ARK DEVELOPMENT, INC.

(AN EXPLORATION STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS OCTOBER 31, 2007

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

Ark Development, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on October 9, 2006. The Company’s activities to date have been limited to organization and capital formation. The Company is “an exploration stage company” and has acquired a oil and gas lease for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit. The Company has adopted October 31 as its fiscal year end.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis as the Company does not have any common stock equivalents outstanding as of October 31, 2007.

F-7

ARK DEVELOPMENT, INC.

(AN EXPLORATION STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS OCTOBER 31, 2007

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. As of October 31, 2007, the Company had a net operating loss carryforward of $34,016. The related deferred tax asset of approximately $11,900 has been fully offset by a valuation allowance due to the uncertainty of the Company being able to realize the benefit in future years.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – OIL AND GAS LEASE

The Company entered into the purchase of an oil & gas lease located in Palo Pinto County, Texas on January 3, 2007. This lease was acquired from a Company engaged in the exploration and development of oil and gas properties. The Company purchased this lease by issuing 500,000 shares of common stock valued at $.01 per share and by payment of cash in the amount of $ 5,000 for a total purchase price of $ 10,000. After the acquisition of this lease, management performed an impairment test to determine the carrying value of this oil and gas lease. Management determined that there was no reasonable method to value the claims and has impaired the cost of this lease and recorded the expense during the period ended October 31, 2007. This amount has been reflected in the statement of operations as impairment of oil and gas property.

NOTE 4 – COMMON STOCK

The Company issued 500,000 shares of its common stock in October 2006 in exchange for services rendered, valued at $5,000.

During the year ended October 31, 2007 the Company issued 3,450,000 shares of its common stock in exchange for cash. 3,300,000 of these shares were valued at $.01 and 150,000 of these shares were valued at $.03 for total aggregate cash received of $37,500.

Also, during the year ended October 31, 2007, the Company issued 400,000 shares of common stock under stock subscription agreements, at $.01 per share, for an aggregate value of $4,000. These amounts are recorded as stock subscription receivables in the financial statements.

ARK DEVELOPMENT, INC.

(AN EXPLORATION STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS OCTOBER 31, 2007

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $34,016 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our directors and executive officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. Our bylaws further provide that the Board of Directors shall authorize the Corporation to pay or reimburse any present or former director or officer of the Corporation for any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if such officer is adjudicated to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. Furthermore, the Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$4.07
Printing and engraving expenses	$500.00
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	0.00
Total	$20,004.07

The Registrant has agreed to bear expenses incurred by the selling stockholders that relate		to	the
registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On October 19, 2006 we issued our sole officer and director 500,000 shares of common stock at a deemed price of $0.001 or $500 for the time, effort and expense of incorporating and organizing the corporation.

On January 3, 2007 we issued Mr. Jerry Capehart 500,000 shares of our common stock at a deemed price of $0.001 or $500 as partial payment for the Johnson Lease.

There follows a list of the 38 individuals that subscribed to a private placement of our common stock at a price of $0.01 per share, the date of subscription along with the exemptions from registration under Rule 504 and Regulation S of Rule 506 of the Securities Act of 1933. 32

	DATE OF ISSUE	SHARES ISSUED	EXEMPTION
NAME OF SHAREHOLDER			CLAIMED

Dean Plouffe	05/03/07	100,000	Regulation S

Maureen Plouffe	05/03/07	100,000	Regulation S

Jim Carr	05/03/07	100,000	Regulation S

Bill Hagerty	05/17/07	100,000	Regulation S

Jeff Anderson	05/23/07	100,000	Regulation S

Gloria Jean Pringle	05/27/07	100,000	Regulation S

Kathleen Borger	05/27/07	100,000	Regulation S

Brenda Oster	05/27/07	100,000	Regulation S

Daryl Oster	05/27/07	100,000	Regulation S

Dwight Borger	02/02/07	100,000	Regulation S

Patria Carr	05/26/07	100,000	Regulation S

Tim Kancer	05/17/07	100,000	Regulation S

Jesse Larose	05/28/07	100,000	Regulation S

Inge Kerster	02/28/07	100,000	Rule 504

Ted E. Wedemeyer Jr.	02/26/07	100,000	Rule 504

Stephen Mitchell	03/28/07	100,000	Regulation S

Clive Benjafield	03/26/07	100,000	Regulation S

Bruce Kerster	02/28/07	100,000	Rule 504

Rebecca Kerster	02/28/07	100,000	Rule 504

Inge Kerster FBO Amber Kerster	02/28/07	100,000	Rule 504

Andrew Cleminson	03/16/07	50,000	Regulation S

Patricia Peters	12/19/06	50,000	Rule 504

Andrea Kusendorf	12/05/06	50,000	Rule 504

Jerry T. Gallagher	12/18/06	50,000	Rule 504

Toby P. Oldstadt	12/18/06	50,000	Rule 504

Vincent R. Hernandez	12/18/06	50,000	Rule 504

Thomas G. Bacon	12/19/06	50,000	Rule 504

Kari E. Oldstadt	12/18/06	50,000	Rule 504

Sharona L. Dahlke	12/18/06	50,000	Rule 504

Gregory Dahlke	12/18/06	100,000	Rule 504

Cheryl Dahlke	12/18/06	50,000	Rule 504

Edward F. Zwolinski, Jr.	12/15/06	50,000	Rule 504

Susan Stauffacher	12/11/06	50,000	Rule 504

Arek Zientak	04/19/07	50,000	Regulation S

Jerzy Zjentek	04/23/07	50,000	Regulation S

Mike Murray	05/31/07	100,000	Regulation S

Karen Snyder	06/01/07	100,000	Regulation S

Murray Snyder	05/29/07	100,000	Regulation S

Todd Roberts	05/28/07	100,000	Regulation S

Brian Howter	06/01/07	100,000	Regulation S

Guy Cooley	05/27/07	100,000	Regulation S

Mark Weed	03/07/07	100,000	Rule 504

Michelle Angel	03/07/07	100.000	Rule 504

Brian Skyrme	05/25/07	100,000	Regulation S

Roger Wateska	12/19/06	50,000	Rule 504

Donald Murdock	07/12/07	150,000	Regulation S

     * All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation.

3.2	By-Laws.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Oil and Gas Lease Purchase Agreement, dated January 2, 2007

10.2	Form of Subscription Agreement

23.1	Consent of Madsen & Associates CPA’s, Inc.

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)

ITEM 28. UNDERTAKINGS. The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to; 35

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

36

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Plano, Texas, on January 9, 2008.

ARK DEVELOPMENT, INC.

By:	/s/Noah Clark
Noah Clark
President, Chief Executive Officer, Secretary,
Treasurer and Director (Principal Executive Officer,
Principal Accounting Officer and Principal Financial
Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

President, Chief Executive Officer, Secretary,
/s/Noah Clark	Treasurer and Director (Principal Executive
Noah Clark		January 9, 2008
Officer, Principal Accounting Officer and
Principal Financial Officer)

37